UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2009 (April 17, 2009)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, CO  80111
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2009, the Board of Directors of Keating Capital, Inc. (the “Company”) approved an amended and restated version of the Company’s Bylaws (the “Amended and Restated Bylaws”), effective April 17, 2009, to conform to requirements set forth in the North American Securities Administrators Association Omnibus Guidelines relating to registration of securities offerings in individual states and to incorporate certain additional revisions.

Such revisions include:

•	Limitations to the indemnification provisions provided therein and changes to the provisions regarding the advancement of reasonable expenses in connection with indemnification; and

•
Changes to the requirements for stockholders to request a special meeting of stockholders, and other stockholder rights including access to stockholder records, how notice is given to stockholders and the timing for submitting stockholder proposals.

A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2009	KEATING CAPITAL, INC.

	By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer